UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.

In the Matter of	FRB Docket No.	11-020-B-HC
11-020-B-DEO
ALLY FINANCIAL INC.
Detroit, Michigan	FDIC-11-123b

ALLY BANK
Midvale, Utah

RESIDENTIAL CAPITAL, LLC
Minneapolis, Minnesota

and

GMAC MORTGAGE, LLC
Fort Washington, Pennsylvania

CONSENT ORDER

WHEREAS, Ally Financial Inc., Detroit, Michigan (“Ally Financial”), a registered bank holding company, indirectly owns and controls Ally Bank (f/k/a GMAC Bank), Midvale, Utah, a state nonmember bank, and numerous direct and indirect nonbank subsidiaries, including Residential Capital, LLC, Minneapolis, Minnesota (“ResCap”), and its direct and indirect subsidiaries, including GMAC Mortgage, LLC, Fort Washington, Pennsylvania(“GMAC Mortgage”), and its subsidiaries. Ally Financial, f/k/a GMAC LLC, became a bank holding company on December 24, 2008, following approval by the Board of Governors of the Federal Reserve System (the “Board of Governors”) pursuant to section 3(a)(1) of the Bank Holding

Company Act (12 U.S.C. § 1842(a)(1)), and conversion of Ally Bank from an industrial loan company to a state-chartered insured nonmember bank;

WHEREAS, Ally Financial engages in the business of servicing residential mortgage loans through various indirect subsidiaries, including GMAC Mortgage and its subsidiaries (collectively, the “Mortgage Servicing Companies”). The Mortgage ServicingCompanies service residential mortgage loans that are held in the portfolios of (a) Ally Bank and GMAC Mortgage; (b) the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, and the Government National Mortgage Association (collectively, the “GSEs”); and (c) various investors, including securitization trusts pursuant to Pooling and Servicing Agreements and similar agreements (collectively, the “Servicing Portfolio”). The Mortgage Servicing Companies have substantial responsibilities with respect to the Servicing Portfolio for the initiation and handling of foreclosure proceedings, and loss mitigation activities(“Loss Mitigation” or “Loss Mitigation Activities”includ eactivities related to special forbearances, repayment plans, modifications, short refinances, short sales, cash-for-keys,and deeds -in-lieu of foreclosure);

WHEREAS, Ally Bank has entered into agreements with the Mortgage Servicing Companies with respect to the servicing of residential mortgage loans owned by Ally Bank, as well as sub-servicing agreements with respect to loans where Ally Bank retained servicing rights;

WHEREAS, the Mortgage Servicing Companies collectively are the fifth largest servicer of residential mortgages in the United States and service a portfolio of 2.5 million residential mortgageloans . During the recent financial crisis, a substantially larger number of residential mortgage loans became past due than in earlier years. Many of the past due mortgages have resulted in foreclosure actions. From January 1, 2009 to December 31, 2010, the Mortgage Servicing Companies completed 89,998 foreclosure actions, representing less than 4 percentof the Servicing Portfolio over such time period ;

WHEREAS, in connection with the process leading to certain foreclosures involving the Servicing Portfolio, the Mortgage Servicing Companiesallegedly :

(a)   Filed or caused to be filed in state courts and in connection with bankruptcy proceedings in federal courts numerous affidavits executed by employees of the Mortgage Servicing Companies or employees of third-party providers making various assertions, such as the ownership of the mortgage note and mortgage, the amount of principal and interest due, and the fees and expenses chargeable to the borrower, in which the affiant represented that the assertions in the affidavit were made based on personal knowledge or based on a review by the affiant of the relevant books and records, when, in many cases, they were not based on such knowledge or review;

(b)   Filed orcaused to be filed in courts in various states and in connection with bankruptcy proceedings in federal courts or in the local land record offices, numerous affidavits and other mortgage-related documents that were not properly notarized, including those not signed or affirmed in the presence of a notary;

(c)   Litigated foreclosure and bankruptcy proceedings and initiated non-judicial foreclosures without always confirming that documentation of ownership was in order at the appropriate time, including confirming that the promissory note and mortgage document were properly endorsed or assigned and, if necessary, in the possession of the appropriate party;

(d)   Failed to respond in a sufficient and timely manner to the increased level of foreclosures by increasing financial, staffing, and managerial resources to ensure that the Mortgage Servicing Companies adequately handled the foreclosure process; and  failed to respond in a sufficient and timely manner to the increased level of Loss Mitigation Activities to ensure timely, effective and efficient communication with borrowers with respect to Loss Mitigation Activities and foreclosure activities; and

(e)   Failed to have adequate internal controls, policies and procedures, compliance risk management, internal audit, training, and oversight of the foreclosure process, including sufficient oversight of outside counsel and other third-party providers handling foreclosure-related services with respect to the Servicing Portfolio.

WHEREAS, the practices set forth above allegedly constitute unsafe or unsound banking practices;

WHEREAS, as part of a horizontal review of various major residential mortgage servicers conducted by the Board of Governors, the Federal Deposit Insurance Corporation (the“FDIC”), the Office of the Comptroller of the Currency, and the Office of Thrift Supervision, examiners from the Federal Reserve Bank of Chicago (the “Reserve Bank”) and the FDIC have reviewed foreclosure-related processes at the Mortgage Servicing Companies;

WHEREAS, it is the common goal of the Board of Governors, the Reserve Bank, Ally Financial, ResCap, and the Mortgage Servicing Companies to ensure that the Mortgage Servicing Companies operate in a safe and sound manner and in compliance with the terms of mortgage loan documentation and related agreements with borrowers, all applicable state and federal laws(including the U.S. Bankruptcy Code and the Service members Civil Relief Act), rules, regulations, and court orders, as well as the Membership Rules of MERSCORP, Inc. and

MERS, Inc. (collectively, “MERS”), servicing guides with GSEs or investors, and other contractual obligations, including those with the Federal Housing Administration and those required by the Home Affordable Modification Program (“HAMP”), and loss share agreements with the Federal Deposit Insurance Corporation(collectively, “Legal Requirements”);

WHEREAS, it is the common goal of the FDIC and Ally Bank to ensure that the residential mortgages owned or serviced by Ally Bank are serviced or sub-serviced in a safe and sound manner and in compliance with all Legal Requirements;

WHEREAS, after the conduct set forth above became known, Ally Financial, Ally Bank, ResCap, and the Mortgage Servicing Companies have been taking steps to remediate the filing of and reliance on inaccurate affidavits in foreclosure and bankruptcy proceedings;

WHEREAS, the boards of directors of Ally Financial, ResCap, and GMAC Mortgage, at duly constituted meetings, adopted resolutions authorizing and directing Michael A. Carpenter, Thomas Marano, and Steven M. Abreuto enter into this Consent Order to Cease and Desist (the (“Order”) on behalf of Ally Financial, ResCap, and GMAC Mortgage, respectively, and consenting to compliance with each and every applicable provision of this Order by Ally Financial, ResCap, and GMAC Mortgage, and their institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. §§ 1813(u) and 1818(b)(3)), and waiving any and all rights that Ally Financial, ResCap, and GMAC Mortgage may have pursuant to section 8 of the FDI Act (12 U.S.C. § 1818), including, but not limited to: (i) the issuance of a notice of charges; (ii) a hearing for the purpose of taking evidence on any matters set forth in this Order; (iii) judicial review of this Order; (iv) contest the issuance of this Order by the Board of Governors; and (v) challenge or contest, in any manner, the basis, issuance, validity, terms, effectiveness or enforceability of this Order or any provision hereof; and

WHEREAS, the board of directors of Ally Bank, at a duly constituted meeting adopted a resolution authorizing and directing Mark B. Halesto enter into this Order on behalf of Ally Bank and consenting to compliance with each and every applicable provision of this Order by Ally Bank and its institution-affiliated parties, as defined in section 3(u) of the FDI Act, and waiving any and all rights that Ally Bank may have pursuant to section 8 of the FDI Act, including, but not limited to: (i) the issuance of a notice of charges; (ii) a hearing for the purpose of taking evidence on any matters set forth in this Order; (iii) judicial review of this Order; (iv) contest the issuance of this Order by the FDIC; and (v) challenge or contest, in any manner, the basis, issuance, validity, terms, effectiveness or enforceability of this Order or any provision hereof.

NOW, THEREFORE, before the filing of any notices, or taking of any testimony or adjudication of or finding on any issues of fact or law herein, and without this Order constituting an admission by Ally Financial, Ally Bank, ResCap, or GMAC Mortgage or its subsidiaries of any allegation made or implied by the Board of Governors or the FDIC in connection with this matter, and solely for the purpose of settling this matter without a formal proceeding being filed and without the necessity for protracted or extended hearings or testimony, it is hereby ordered by the Board of Governors that, pursuant to sections 8(b)(1) and (3) of the FDI Act (12 U.S.C. §§1818(b)(1) and 1818(b)(3)), Ally Financial, ResCap, GMAC Mortgage, and their institution-affiliated parties shall cease and desist and take affirmative action, and it is hereby ordered by the FDIC that, pursuant to section 8(b)(1) of the FDI Act (12 U.S.C. §§1818(b)(1) ), Ally Bank and its institution-affiliated parties, shall cease and desist and take affirmative action, as follows:

Source of Strength

1.   The board of directors of Ally Financial shall take appropriate steps to fully utilize Ally Financial’s financial and managerial resources, pursuant to section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(a)), to serve as a source of strength to Ally Bank, including, but not limited to, taking steps to ensure that Ally Bank complies with the applicable provisions of this Order that is issued by the FDIC.

Board Oversight

2.   Within 60 days of this Order, the boards of directors of Ally Financial and  ResCap, for itself and on behalf of the Mortgage Servicing Companies shall submit to the Reserve Bank an acceptable written plan to strengthen the boards’ oversight of the Mortgage Servicing Companies, including the boards’ oversight of risk management, internal audit, and compliance programs concerning residential mortgage loan servicing, Loss Mitigation, and foreclosure activities conducted by the Mortgage Servicing Companies. The plan shall also describe the actions that the boards of directors will take to improve the Mortgage Servicing Companies’ residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, and a timeline for actions to be taken. The plan shall, at a minimum, address, consider, and include:

(a)   Policies to be adopted by the board of directors of Ally Financial that are designed to ensure that Ally Financial’s enterprise-wide risk management (“ERM”)program provides proper risk management with respect to the Mortgage Servicing Companies’ residential mortgage loan servicing, Loss Mitigation, and foreclosure activities particularly with respect to compliance with the Legal Requirements, and supervisory standards and guidance of the Board of Governors as they develop;

(b)   policies and procedures adopted by Ally Financial to ensure that the ERM program provides proper risk management of independent contractors, consulting firms, law firms, or other third parties who are engaged to support residential mortgage loan servicing, Loss Mitigation, or foreclosure activities or operations, including their compliance with the Legal Requirements and Ally Financial’s and GMAC Mortgage’s internal policies and procedures, consistent with supervisory guidance of the Board of Governors;

(c)   steps to ensure that Ally Financial’s ERM, audit, and compliance programs have adequate levels and types of officers and staff dedicated to overseeing the Mortgage Servicing Companies’ residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, and that the se programs have officers and staff with the requisite qualifications, skills, and ability to comply with the requirements of this Order;

(d)   steps to improve the information and reports that will be regularly reviewed by the board of directors or authorized committee of the board of directors of Ally Financial regarding residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations , including, compliance risk assessments, and the status and results of measures taken, or to be taken, to remediate deficiencies in residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, and to comply with this Order;

(e)   funding for personnel, systems, and other resources as are needed to carry out the Mortgage Servicing Companies’ residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations in full compliance with the Legal Requirements and the requirements of this Order, taking into consideration the current and expected volume of past due loans;

(f)   funding for personnel, systems, and other resources as are needed to operate risk management and compliance programs that are safe and sound and that are commensurate with the risk profile of the Mortgage Servicing Companies;

(g)   steps to ensure that the Mortgage Servicing Companies have adequate levels and types of officers and staff to carry out residential mortgage loan servicing, Loss Mitigation, and foreclosure activities in compliance with Legal Requirements and the requirements of this Order, and taking into account the size and complexity of the Servicing Portfolio; that they have officers and staff with the requisite qualifications, skills, and ability to comply with the requirements of this Order; and a timetable for hiring any necessary additional officers and staff.

(h)   periodic reviews of the adequacy of the levels and types of officers and staff to carry out residential mortgage loan servicing, Loss Mitigation, and foreclosure activities in light of changes in the Servicing Portfolio or the Legal Requirements. To conduct this review, the plan shall establish metrics to measure and ensure the adequacy of staffing levels relative to existing and future Loss Mitigation and foreclosure activities, such as limits for the number of loans assigned to a Loss Mitigation employee, including the single point of contact as hereinafter defined, and deadlines to review loan modification documentation, make loan modification decisions, and provide responses to borrowers;

(i)   steps to ensure that the risk management, audit, and compliance programs for the Mortgage Servicing Companies have adequate levels and types of officers and staff and that they have officers and staff with the requisite qualifications, skills, and ability to comply with the requirements of this Order, and a timetable for hiring any necessary additional officers and staff;

(j)   workload reviews of residential mortgage loan servicing, Loss Mitigation, and foreclosure personnel who are responsible for handling individual loan issues (including single point of contact personnel), including an initial review within 90 days of this Order, and then annual reviews thereafter. Such reviews, at a minimum, shall assess whether the workload levels are appropriate to ensure compliance with the requirements of paragraphs 2(g) and 5 of this Order. Promptly following completion of such reviews, the Mortgage Servicing Companies shall adjust workload levels to ensure compliance with the requirements of paragraphs 2(g) and5 of this Order;

(k)   policies to ensure that the risk management, audit, and compliance programs have the requisite authorities and status within the organization to effectively operate the programs, and that there is adequate coordination with respect to these programs to ensure that any problems or deficiencies that are identified in the Mortgage Servicing Companies’ residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations are comprehensively reviewed and remedied; and

(l)   steps to improve the information and reports that will be regularly reviewed by Ally Financial’s and ResCap’s boards of directors to assess the performance of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, as well as the risk management and compliance programs and associated functions including, compliance risk assessments, and the status and results of measures taken, or to be taken, to remediate mortgage servicing, Loss Mitigation, and foreclosure deficiencies, and to comply with this Order.

Foreclosure Review

 3.   (a) Within 45 days of this Order, GMAC Mortgage shall retain one or more independent consultant(s) acceptable to the Reserve Bank to conduct an independent review of certain residential mortgage foreclosure actions (including judicial and non-judicial foreclosures and related bankruptcy proceedings, and other related litigation) regarding individual borrowers with respect to the Servicing Portfolio. The review shall include actions or proceedings (including foreclosures that were in process or completed) for loans serviced by the Mortgage Servicing Companies, whether brought in the name of the Ally Bank, the Mortgage Servicing Companies, the investor, or any agent for the mortgage note holder (including MERS) that have been pending at any time from January 1, 2009 to December 31, 2010, as well as residential foreclosure sales that occurred during this time period (“Foreclosure Review”). The purpose of the Foreclosure Review shall be to determine, at a minimum:

(i)    whether, at the time the foreclosure action was initiated or the pleading or affidavit filed (including in bankruptcy proceedings and in defending suits brought by borrowers), the foreclosing party or agent of the party had properly documented ownership of the promissory note and mortgage (or deed of trust) under relevant state law, or was otherwise a proper party to the action as a result of agency or other similar status;

(ii)   whether the foreclosure was in accordance with applicable state and federal laws, including but not limited to, the Service members Civil Relief Act and the U.S. Bankruptcy Code;

(iii)  whether, with respect to non-judicial foreclosures, the procedures followed with respect to the foreclosure sale (including the calculation of the default period, the amounts due, and compliance with notice periods) and post-sale confirmation were in accordance with the terms of the mortgage loan and state law requirements;

(iv)  whether a foreclosure sale occurred when the borrower had requested a loan modification or other loss mitigation and the request was under consideration; when the loan was performing in accordance with a trial or permanent loan modification; or when the loan had not been in default for a sufficient period to authorize foreclosure pursuant to terms of the mortgage loan documentation and related agreements;

(v)   whether any delinquent borrower’s account was charged fees or penalties that were not permissible under the terms of the borrower’s loan documents, state or federal law, or were otherwise unreasonable. For purposes of this Order, a fee or penalty is “otherwise unreasonable” if it was assessed: (i) for the purpose of protecting the secured party’s interest in the mortgaged property, and the fee or penalty was assessed at a frequency or rate, was of a type or amount, or was for a purpose that was in fact not needed to protect the secured party’s interest; (ii) for services performed and the fee charged was substantially in excess of the fair market value of the service; (iii) for services performed, and the services were not actually performed; or (iv) at an amount or rate that exceeds what is customarily charged in the market for such a fee or penalty, and the mortgage instruments or other documents executed by the borrower did not disclose the amount or rate that the lender or servicer would charge for such a fee or penalty;

(vi)  whether Loss Mitigation Activities with respect to foreclosed loans were handled in accordance with the requirements of HAMP, if applicable, and consistent with the policies and procedures applicable to the Mortgage Servicing Companies’ proprietary loan modifications or other Loss Mitigation programs, such that each borrower had an adequate opportunity to apply for a Loss Mitigation option or program, any such application was handled appropriately, and a final decision was made on a reasoned basis and was communicated to the borrower before the foreclosure sale; and

(vii) whether any errors, misrepresentations, or other deficiencies identified in the Foreclosure Review resulted in financial injury to the borrower or the owner of the mortgage loan.

(b)   The independent consultant(s) shall prepare a written report detailing the findings of the Foreclosure Review (the “Foreclosure Report”). GMAC Mortgage shall provide to the Reserve Bank a copy of the Foreclosure Report at the same time that the report is provided to it. Simultaneously, a copy of the portion of the Foreclosure Report that addresses Ally Bank’s Servicing Portfolio shall be furnished to Ally Bank and the FDIC.

(c)   Within 45 days of receipt of the Foreclosure Report, GMAC Mortgage shall submit to the Reserve Bank an acceptable plan to:

(i)   remediate, as appropriate, errors, misrepresentations, or other deficiencies in any foreclosure filing or other proceeding;

(ii)  reimburse or otherwise provide appropriate remediation to the borrower for any impermissible or otherwise unreasonable penalties, fees or expenses, or for other financial injury identified in paragraph 3 of this Order;

(iii) make appropriate adjustments for the account of Ally Bank, the GSEs, or any investor; and

(iv) take appropriate steps to remediate any foreclosure sale where the foreclosure was not authorized as described in paragraph 3.

(d) Within 60 days after the Reserve Bank accepts the plan described in paragraph 3(c), the Mortgage Servicing Companies shall make all reimbursement and remediation payments and provide all credits required by such plan, and provide the Reserve Bank with a report detailing such payments and credits.

4.   Within 15 days of the engagement of the independent consultant(s) described in paragraph 3 of this Order, but prior to the commencement of the Foreclosure Review, GMAC Mortgage shall submit to the Reserve Bank for approval an engagement letter that sets forth:

(a)   The methodology for conducting the Foreclosure Review, including: (i) a description of the information systems and documents to be reviewed, including the selection criteria for cases to be reviewed;(ii) the criteria for evaluating the reasonableness of fees and penalties under paragraph 3(a)(v);(iii) other procedures necessary to make the required determinations (such as through interviews of employees and third parties and a process for the receipt and review of borrower claims and complaints);and (iv) any proposed sampling techniques. In setting the scope and review methodology, the independent consultant may consider any work already done by Ally Financial, GMAC Mortgage, or other third-parties on behalf of Ally Financial or GMAC Mortgage. With respect to sampling techniques, the engagement letter shall contain a full description of the statistical basis for the sampling methods chosen, as well as procedures to increase the size of the sample depending on the results of initial sampling;

(b)   the expertise and resources to be dedicated to the Foreclosure Review;

(c)   completion of the Foreclosure Review and the Foreclosure Report within 120 days of the start of the engagement; and

       (d)   a written commitment that any workpapers associated with the Foreclosure Review will be made available to the Reserve Bank upon request.

Single Point of Contact

5.   Within 60 days of this Order, GMAC Mortgage shall submit to the Reserve Bank an acceptable plan, along with a timeline for actions to be taken, for strengthening coordination of communications between the Mortgage Servicing Companies and borrowers, both oral and written, related to Loss Mitigation and foreclosure activities to ensure:(i) that communications are timely and effective, and are designed to avoid confusion to borrowers;(ii) continuity in the handling of borrowers’ loan files during the Loss Mitigation and foreclosure processes by personnel knowledgeable about the borrower’s situation; and (iii) that decisions concerning Loss Mitigation options or programs continue to be made and communicated in a timely fashion. Prior to submitting the plan, the Mortgage Servicing Companies shall conduct a review to determine:(i) whether processes involving past due mortgage loans or foreclosures overlap in such a way that they may impair or impede a borrower’s efforts to effectively pursue a Loss Mitigation option or program , and (ii) that employee incentive compensation practices do not discourage Loss Mitigation. The plan shall, at a minimum, provide for:

       (a)   Measures to ensure that staff processing a borrower’s Loss Mitigation request routinely communicates and coordinates with staff processing the foreclosure on the borrower’s property;   (b) appropriate deadlines for responses to borrower communications and requests for consideration of Loss Mitigation, including deadlines for decision making on Loss Mitigation Activities, with the metrics established not being less responsive than the timelines in HAMP;

       (c)    establishment of an accessible and reliable single point of contact for the borrower so that the borrower has access to an employee of the Mortgage Servicing Companies to obtain information throughout the Loss Mitigation and foreclosure processes;

       (d)    a requirement that written communications with the borrower identify by name the primary single point of contact along with one or more direct means of communication with the primary single point of contact, together with information about secondary points of contact in the event that the primary single point of contact is unavailable;

       (e)    measures to ensure that the single point of contact has access to current information and personnel (in-house or third-party) sufficient to timely, accurately, and adequately inform the borrower of the current status of the Loss Mitigation and foreclosure activities;

       (f)    procedures and controls to ensure that a final decision regarding a borrower’s Loss Mitigation request (whether on a trial or permanent basis) is made and communicated to the borrower in writing , including the reason(s) why the borrower did not qualify for the trial or permanent modification and , if applicable, the net present value calculations utilized by the Mortgage Servicing Companies, and that involve the single point of contact within a reasonable time before any foreclosure sale occurs;

       (g)    procedures and controls to ensure that when the borrower’s loan has been approved for modification on a trial or permanent basis, (i) no foreclosure or further legal action predicate to foreclosure occurs, unless the borrower is past due on two or more payments post-dating the trial or permanent modification; and (ii) the single point of contact remains available to the borrower and continues to be referenced on all written communications with the borrower;

       (h)    policies and procedures to enable borrowers to make complaints regarding the Loss Mitigation process, denial of Loss Mitigation requests, the foreclosure process, or foreclosure activities that prevent a borrower from pursuing Loss Mitigation options, and a process for making borrowers aware of the complaint procedures;

       (i)    procedures for the prompt review, escalation, and resolution of borrower complaints, including a process to communicate the results of the review to the borrower on a timely basis;

       (j)    policies and procedures to consider loan modification or other Loss Mitigation Activities with respect to junior lien loans owned by Ally Financial, ResCap, the Mortgage Servicing Companies, or Ally Bank where the Mortgage Servicing Companies service the associated first lien mortgage and become aware that such first lien mortgage is delinquent or has been modified;

       (k)    policies and procedures to ensure that timely information about Loss Mitigation options is sent to the borrower in the event of a delinquency or default, including plain language notices about the pendency of loan modification and foreclosure proceedings ; and

       (l)    policies and procedures to ensure that foreclosure and related documents provided to borrowers and third parties are appropriately maintained and tracked, and that borrowers generally will not be required to resubmit the same documented information that has already been provided, and that borrowers are notified promptly of the need for additional information.

Third Party Management

6.    Within 60 days of this Order, GMAC Mortgage shall submit to the Reserve Bank acceptable policies and procedures for the outsourcing of any residential mortgage loan servicing, Loss Mitigation, or foreclosure functions, by the Mortgage Servicing Companies to any independent contractor, consulting firm, law firm, property manager, or other third party (including any subsidiary or affiliate of Ally Financial)( collectively, “Third-Party Providers”). Third-Party Providers include local counsel in foreclosure or bankruptcy proceedings retained to represent the interests of owners of mortgages in the Servicing Portfolio (“Foreclosure Counsel”). The policies and procedures shall, at a minimum, address, consider, and include:

       (a)    Appropriate oversight of Third-Party Providers to ensure that they comply with the Legal Requirements, supervisory guidance of the Board of Governors, and GMAC Mortgage’s policies and procedures;

       (b)    processes to prepare contingency and business continuity plans that ensure the continuing availability of critical third-party services and business continuity of the Mortgage Servicing Companies, consistent with supervisory guidance of the Board of Governors, both to address short-term and long-term service disruptions and to ensure an orderly transition to new service providers should that become necessary;

       (c)    measures to ensure that all original records transferred by the Mortgage Servicing Companies to Third-Party Providers (including the originals of promissory notes and mortgage documents) remain within the custody and control of the Third-Party Provider (unless filed with the appropriate court or the loan is otherwise transferred to another party), and are returned to the Mortgage Servicing Companies or designated custodians at the conclusion of the performed service, along with all other documents necessary for the Mortgage Servicing Companies’ files;

       (d)    measures to ensure the accuracy of all documents filed or otherwise utilized on behalf of the Mortgage Servicing Companies or the owners of mortgages in the Servicing Portfolio in any judicial or non-judicial foreclosure proceeding, related bankruptcy proceeding, or in other foreclosure-related litigation, including, but not limited to, documentation sufficient to establish ownership of the note and right to foreclose at the time the foreclosure action is commenced;

       (e)    processes to perform appropriate due diligence on potential and current Third-Party Provider qualifications, expertise, capacity, reputation, complaints, information security, document custody practices, business continuity, and financial viability; and measures to ensure the adequacy of Third-Party Provider staffing levels, training, work quality, and workload balance;

       (f)    processes to ensure that contracts provide for adequate oversight, including requiring Third-Party Provider adherence to GMAC Mortgage foreclosure processing standards, measures to enforce Third-Party Provider contractual obligations, and processes to ensure timely action with respect to Third-Party Provider performance failures;

       (g)    processes to ensure periodic reviews of Third-Party Provider work for timeliness, competence, completeness, and compliance with all applicable Legal Requirements, and GMAC Mortgage’s contractual obligations to GSEs and investors, and to ensure that foreclosures are conducted in a safe and sound manner;

       (h)    processes to review customer complaints about Third-Party Provider services;

       (i)    a review of fee structures for Third-Party Providers to ensure that the method of compensation considers the accuracy, completeness, and legal compliance of foreclosure filings and is not based solely on increased foreclosure volume or meeting processing timelines; and

          (j)    a periodic certification process for law firms (and recertification of existing law firm providers)that provide residential mortgage foreclosure and bankruptcy services for the Mortgage Servicing Companies as qualified to serve as Third -Party Providers to the Mortgage Servicing Companies, including that attorneys are licensed to practice in the relevant jurisdiction and have the experience and competence necessary to perform the services requested.

Compliance Program

7.    Within 60 days of this Order, Ally Financial shall submit to the Reserve Bank an acceptable written plan to enhance its enterprise-wide compliance program(“ECP”) with respect to its oversight of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations. The plan shall be based on an evaluation of the effectiveness of Ally Financial’s current ECP in the areas of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, and recommendations to strengthen the ECP in these areas. The plan shall, at a minimum, be designed to:

       (a)    Ensure that the fundamental elements of the ECP and any enhancements or revisions thereto, including a comprehensive annual risk assessment, encompass residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;

       (b)    ensure compliance with the Legal Requirements and supervisory guidance of the Board of Governors; and

       (c)    ensure that policies, procedures, and processes are updated on an ongoing basis as necessary to incorporate new or changes to the Legal Requirements and supervisory guidance of the Board of Governors.

8.    Within 60 days of this Order, GMAC Mortgage shall submit to the Reserve Bank an acceptable compliance program and timeline for implementation to ensure that the operations of the Mortgage Servicing Companies, including, but not limited to, residential mortgage loan servicing, Loss Mitigation, and foreclosure, comply with the Legal Requirements, as well as the Mortgage Servicing Companies’ internal policies, procedures, and processes and are conducted in a safe and sound manner. The program shall, at a minimum, address, consider, and include:

       (a)    The duties and responsibilities of line of business staff, other staff, and Third-Party Providers regarding compliance;

       (b)    policies for developing and communicating compliance-related roles and responsibilities across the Mortgage Servicing Companies’ organization and to Third-Party Providers;

       (c)    policies, procedures, and processes to ensure that the Mortgage Servicing Companies have the ability to locate and secure all documents, including original promissory notes, necessary to perform mortgage servicing, Loss Mitigation, and foreclosure functions and to comply with contractual obligations;

       (d)    compliance with supervisory guidance of the Board of Governors, including, but not limited to, the guidance entitled , “Compliance Risk Management Programs and Oversight at Large Banking Organizations with Complex Compliance Profiles,” dated October 16, 2008 (SR 08-08/CA 08-11);

       (e)    compliance with Legal Requirements, including:

    (i)    processes to ensure that all factual assertions made in pleadings, declarations, affidavits , or other sworn statements filed by or on behalf of the Mortgage Servicing Companies are accurate, complete, and reliable; and that affidavits and declarations are based on personal knowledge or a review of the Mortgage Servicing Companies’ books and records when the affidavit or declaration so states;

    (ii)    processes to ensure that affidavits filed in foreclosure proceedings and other foreclosure-related documents are executed and notarized in accordance with applicable state legal requirements, including jurat requirements;

    (iii)    processes to ensure that the Mortgage Servicing Companies have properly documented ownership of the promissory note and mortgage (or deed of trust) under applicable state law, or are otherwise a proper party to the action (as a result of agency or other similar status) at all stages of foreclosure and bankruptcy litigation; and

    (iv)    processes to ensure that aclear and audit able trail exists for all factual information contained in each affidavit or declaration, in support of each of the charges that are listed, including whether the amount is chargeable to the borrower or claimable by the investor;

       (f)    policies and procedures to ensure that payments are credited in a prompt and timely manner; that payments, including partial payments to the extent permissible under the terms of applicable legal instruments, are applied to scheduled principal, interest, and escrow before fees, and that any misapplication of borrower funds is corrected in a prompt and timely manner;

       (g)    compliance with contractual obligations to the owners of the mortgages in the Servicing Portfolio;

       (h)    compliance with the contractual limitations in the underlying mortgage note, mortgage, or other customer authorization with respect to the imposition of fees, charges and expenses, and compliance with Legal Requirements concerning the imposition of fees, charges, and expenses;

       (i)    processes to ensure that foreclosure sales (including the calculation of the default period, the amounts due, and compliance with notice requirements) and post-sale confirmation are in accordance with the terms of the mortgage loan and applicable state and federal law requirements;

       (j)    procedures to ensure compliance with bankruptcy law requirements, including a prohibition on collection of fees in violation of bankruptcy’s automatic stay (11U.S.C. § 362), the discharge injunction (11 U.S.C. § 524) , or any applicable court order;

       (k)    the scope and frequency of independent testing for compliance with the Legal Requirements, supervisory guidance of the Board of Governors , and the requirements of the Mortgage Servicing Companies’ internal policies, procedures, and processes by qualified parties with requisite knowledge and ability(which may include internal audit) who are independent of the Mortgage Servicing Companies’ business lines and compliance function;

       (l)    measures to ensure that policies, procedures, and processes are updated on an ongoing basis as necessary to incorporate new or changes to Legal Requirements and supervisory guidance of the Board of Governors ; and

       (m)    the findings and conclusions of the independent consultant(s)engaged by GMAC Mortgage under paragraph 3 to review the Mortgage Servicing Companies’ foreclosure processes.

Mortgage Electronic Registration System

9. Within 60 days of this Order, the GMAC Mortgage shall submit an acceptable plan to ensure appropriate controls and oversight of the Mortgage Servicing Companies’ activities with respect to MERS and compliance with MERS’ membership rules, terms, and conditions (“MERS Requirements”) (“MERS Plan”). The MERS Plan shall include, at a minimum:

       (a)    Processes to ensure that all mortgage assignments and endorsements with respect to mortgage loans serviced or owned by the Mortgage Servicing Companies out of MERS’ name are executed only by a certifying officer authorized by MERS and approved by the Mortgage Servicing Companies;

       (b)    processes to ensure that all other actions that may be taken by MERS certifying officers (with respect to mortgage loans serviced or owned by the Mortgage Servicing Companies) are executed by a certifying officer authorized by MERS and approved by the Mortgage Servicing Companies;

       (c)    processes to ensure that the Mortgage Servicing Companies maintain up-to-date corporate resolutions from MERS for all Mortgage Servicing Companies employees and third-parties who are certifying officers authorized by MERS, and up -to-date lists of MERS certifying officers;

       (d)    processes to ensure compliance with all MERS Requirements and with the requirements of the MERS Corporate Resolution Management System;

       (e)    processes to ensure the accuracy and reliability of data reported to MERS, including monthly system-to-system reconciliations for all MERS mandatory reporting fields, and daily capture of all rejects/warnings reports associated with registrations, transfers, and status updates on open-item aging reports. Unresolved items must be maintained on open-item aging reports and tracked until resolution. The Mortgage Servicing Companies shall determine and report whether the foreclosures for loans serviced by the Mortgage Servicing Companies that are currently pending in MERS’ name are accurate and how many are listed in error, and describe how and by when the data on the MERS system will be corrected;

       (f)    an appropriate MERS quality assurance workplan, which clearly describes all tests, test frequency, sampling methods, responsible parties, and the expected process for open-item follow-up, and includes an annual independent test of the control structure of the system-to-system reconciliation process, the reject/warning error correction process, and adherence to the MERS Plan; and

       (g)    inclusion of MERS in the Mortgage Servicing Companies’ third-party vendor management process, which shall include a detailed analysis of potential vulnerabilities, including information security, business continuity, and vendor viability assessments.

Management Information Systems

10. Within 60 days of this Order, GMAC Mortgage shall submit to the Reserve Bank an acceptable plan and timeline for the review and remediation, as necessary, of the Mortgage Servicing Companies’ management information systems (“MIS”) for their residential mortgage loan servicing, Loss Mitigation, and foreclosure activities to ensure the timely delivery of complete and accurate information to permit effective decision-making. The plan shall, at a minimum, provide for:

       (a)    A description of the various MIS used or to be used by the Mortgage Servicing Companies;

       (b)    a timetable for completion of the review;

       (c)    a timetable for the remediation of any identified deficiencies; and

       (d)    new systems or enhancements to the MIS to:

             (i)    monitor compliance with the Legal Requirements, supervisory guidance of the Board of Governors, and the requirements of this Order;

(ii)    ensure the ongoing accuracy of records for all serviced mortgages, including, but not limited to, records necessary to establish ownership and the right to foreclose by the appropriate party for all serviced mortgages, outstanding balances, and fees assessed to the borrower;

(iii)    ensure that the Loss Mitigation and foreclosure staffs have sufficient and timely access to information provided by the borrower regarding Loss Mitigation and foreclosure activities; and

(iv)    ensure that the single point of contact has sufficient and timely access to information provided by the borrower regarding Loss Mitigation and foreclosure activities; and

       (e)    testing the integrity and accuracy of the new or enhanced MIS to ensure that reports generated by the system provide necessary information for adequate monitoring and quality controls.

Training

11.    Within 60 days of this Order, GMAC Mortgage shall submit to the Reserve Bank an acceptable written plan, and timeline for implementation, to improve the training of all appropriate officers and staff of the Mortgage Servicing Companies regarding the Legal Requirements, supervisory guidance of the Board of Governors , and the Mortgage Servicing Companies’ internal policies and procedures regarding residential mortgage servicing, Loss Mitigation, and foreclosure, and the policies and procedures adopted regarding a single point of contact described in paragraph 5 of this Order. The plan shall also include:

       (a)    A requirement that training be conducted and documented no less frequently than annually; and

       (b)    procedures to timely inform appropriate officers and staff of any new or changes to the Legal Requirements and supervisory guidance of the Board of Governors related to residential mortgage loan servicing, Loss Mitigation, or foreclosure.

Risk Assessment

12.    Within 10 days of this Order, Ally Financial and ResCap, for itself and on behalf of the Mortgage Servicing Companies, shall retain an independent consultant acceptable to the Reserve Bank to conduct a comprehensive assessment of the Mortgage Servicing Companies’ risks, including, but not limited to, operational, compliance, transaction, legal, and reputational risks particularly in the areas of residential mortgage loan servicing, Loss Mitigation, and foreclosure. The independent consultant shall prepare a written risk assessment and provide it to Ally Financial and ResCap within 90 days of this Order, and Ally Financial and ResCap shall provide it to the Reserve Bank at the same time that it is provided to Ally Financial and ResCap. The risk assessment shall, at a minimum, address, consider, and include:

       (a)    The scope and complexity of the Mortgage Servicing Companies’ activities and operations regarding residential mortgage loan servicing, Loss Mitigation, and foreclosure, including functions outsourced to Third-Party Providers;

       (b)   an evaluation of risk exposures, taking into account risks inherent in the Mortgage Servicing Companies’ business activities and in outsourcing to Third -Party Providers;

       (c)   an assessment of the effectiveness of established controls designed to mitigate each type of risk and identify residual risks; and

       (d)   recommendations for improving risk management.

13.   Within 5 days of the engagement of the independent consultant described in paragraph 12 of this Order, but prior to the commencement of the comprehensive risk assessment, Ally Financial and ResCap shall submit to the Reserve Bank for approval an engagement letter that sets forth:

       (a)   The scope and methodology for conducting the risk assessment, including a detailed description of the areas to be reviewed;

       (b)   the expertise and resources to be dedicated to the risk assessment; and

       (c)   a commitment that any or work papers associated with the risk assessment will be made available to the Reserve Bank upon request.

Risk Management

 14.   Within 60 days of submission of the comprehensive risk assessment conducted pursuant to paragraph 12 of this Order, Ally Financial shall submit to the Reserve Bank an acceptable written plan to enhance its ERM program with respect to its oversight of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations. The plan shall be based on an evaluation of the effectiveness of Ally Financial’s current ERM program in the areas of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, and recommendations to strengthen the risk management program in these areas. The plan shall, at a minimum, be designed to:

       (a)   Ensure that the fundamental elements of the risk management program and any enhancements or revisions thereto, including a comprehensive annual risk assessment, encompass residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;

       (b)   ensure that the risk management program complies with supervisory guidance of the Board of Governors, including, but not limited to, the guidance entitled, “Compliance Risk Management Programs and Oversight at Large Banking Organizations with Complex Compliance Profiles,” dated October 16, 2008 (SR 08-08/CA 08-11); and

       (c)   establish limits for compliance, legal, and reputational risks and provide for regular review of risk limits by appropriate senior management and the board of directors or an authorized committee of the board of directors.

15.   Within 60 days of submission of the comprehensive risk assessment conducted pursuant to paragraph 12 of this Order, Ally Financial and ResCap shall jointly submit to the Reserve Bank an acceptable, comprehensive risk management program for the Mortgage Servicing Companies. The program shall provide for the oversight by Ally Financial’s senior risk managers and ResCap’s boards of directors and senior management of the development and implementation of formalized policies and mitigation processes for all identified risks to the Mortgage Servicing Companies. The program shall, at a minimum, address, consider, and include:

       (a)   The structure and composition of ResCap’s board risk management committees and a determination of the optimum structure and composition needed to provide adequate oversight of Mortgage Servicing Companies’ firm-wide risk management;

       (b)   a detailed description of the responsibilities of (i) the line-of-business staff, compliance staff, and the legal department regarding risk assessment and management,

including, but not limited to, compliance and legal risks, and (ii) the internal audit department regarding the evaluation of the effectiveness of such risk assessment and management;

       (c)   written policies, procedures, and risk management standards;

       (d)   processes to adequately identify risk levels and trends;

       (e)   processes to adequately identify and control risks arising from incentive compensation programs;

       (f)   processes to document, measure, assess, and report key risk indicators;

       (g)   controls to mitigate risks;

       (h)   procedures for the escalation of significant matters related to risks to appropriate senior officers and board committees;

       (i)   the scope and frequency of comprehensive risk assessments;

       (j)   a formal method to ensure effective communication of established risk management policies, procedures, and standards to all appropriate business line and other staff;

       (k)   periodic testing of the effectiveness of the risk management program; and

          (l)    the findings and recommendations of the independent consultant described in paragraph 12 of this Order regarding risk management.

Audit

    16.   Within 60 days of this Order, Ally Financial shall submit to the Reserve Bank an acceptable written plan to enhance the internal audit program with respect to residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations. The plan shall be based on an evaluation of the effectiveness of Ally Financial’s current internal audit program in the areas of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, and shall include recommendations to strengthen the internal audit program in these areas. The plan shall, at a minimum, be designed to:

       (a)   Ensure that the internal audit program encompasses residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;

       (b)   periodically review the effectiveness of the ECP and ERM with respect to residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, and compliance with the Legal Requirements and supervisory guidance of the Board of Governors ;

       (c)    ensure that adequate qualified staffing o f the audit function is provided for residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;

       (d)   ensure timely resolution of audit findings and follow-up reviews to ensure completion and effectiveness of corrective measures;

       (e)   ensure that comprehensive documentation, tracking, and reporting of the status and resolution of audit findings are submitted to Ally Financial’s audit committee; and

       (f)    establish escalation procedures for resolving any differences of opinion between audit staff and management concerning audit exceptions and recommendations, with any disputes to be resolved by the audit committee.

    17.   Within 60 days of this Order, Ally Financial and ResCap shall submit to the Reserve Bank an acceptable enhanced written internal audit program to periodically review compliance with applicable Legal Requirements and supervisory guidance of the Board of Governors at the Mortgage Servicing Companies that shall, at a minimum, provide for:

       (a)    An annual written, risk-based audit plan approved by ResCap’s board of directors that encompasses all appropriate areas of audit coverage;

       (b)    the scope and frequency of audits;

       (c)   the independence of the internal auditor, audit staff, and ResCap’s audit committee;

       (d)   inclusion in the audit scope of reviews of internal controls, MIS, and compliance with GMAC Mortgage’s internal policies, procedures, and processes, including, but not limited to, the Loss Mitigation and foreclosure processes;

       (e)   adequate testing and review of MIS used in servicing, Loss Mitigation, and foreclosure activities to ensure compliance with the Legal Requirements;

       (f)   controls to ensure that audits are completed on a timely basis in accordance with the approved audit plan;

       (g)   adequate staffing of the audit function by qualified staff;

       (h)   timely resolution of audit findings and follow-up reviews to ensure completion and effectiveness of corrective measures;

       (i)   comprehensive documentation, tracking, and reporting of the status and resolution of audit findings to ResCap’s audit committee, at least quarterly; and

       (j)   establishment of escalation procedures for resolving any differences of opinion between audit staff and management concerning audit exceptions and recommendations, with any disputes to be resolved by ResCap’s audit committee.

Servicing Management and Oversight

18.   Within 60 days of this Order, Ally Bank shall implement a mortgage servicing management and oversight program which shall, at a minimum:

       (a)   Establish policies and procedures to create and maintain a reserve sufficient to cover identified servicing risks;

       (b)   establish policies and procedures, including, but not limited to, revising servicing guidelines and/or contractual arrangements, to ensure that any Third Party Provider performing a mortgage servicing, Loss Mitigation or foreclosure activity or operation for a second lien on its behalf, encourages and facilitates sustainable first lien modifications, within the terms of the Legal Requirements, by performing timely financial cost -benefit analysis, taking into account various economic and market factors such as the amount of potential equity in the property and the borrower’s financial strength;

       (c)   establish policies and procedures for oversight and risk management of agreements with Third-Party Providers of servicing, Loss Mitigation or foreclosure activities or operations to Ally Bank, including, but not limited to, the Mortgage Servicing Companies, sufficient to ensure that mortgage servicing, Loss Mitigation or foreclosure activities and/or operations are performed in accordance with the Legal Requirements and this Order;

       (d)   establish policies and procedures for oversight and risk management of agreements with Third-Party Providers of servicing, Loss Mitigation or foreclosure activities or operations to Ally Bank, including, but not limited to, the Mortgage Servicing Companies, sufficient to ensure that such Third-Party Providers have adequate levels and types of officers and staff as well as sufficient funding for personnel, systems, including, but not limited to, MIS, training and other resources to perform mortgage servicing, Loss Mitigation or foreclosure activities and/or operations on behalf of Ally Bank in a manner that complies with the Legal Requirements, satisfactorily mitigates servicing risks, is safe and sound and appropriately complies with this Order;

       (e)   establish policies and procedures for oversight and risk management of agreements with Third-Party Providers of servicing, Loss Mitigation or foreclosure activities or operations to Ally Bank, including, but not limited to, the Mortgage Servicing Companies, sufficient to ensure that Ally Bank is in compliance with the “Guidance for Managing Third-Party Risk”(FIL -44-2008, June 6, 2008);

       (f)   establish policies and procedures to enhance the information and reports regularly provided for review by the board of directors of Ally Bank regarding agreements or arrangements whereby any mortgage servicing, Loss Mitigation or foreclosure activity or operation is performed on its behalf by a Third-Party Provider, including, but not limited to, one or more of the Mortgage Servicing Companies, to include, at a minimum, compliance risk assessments, the reserve for mortgage servicing risks, as well as the status and results of measures taken, or to be taken, to remediate servicing, Loss Mitigation and foreclosure deficiencies and to comply with this Order; and

       (g)   establish policies and procedures to periodically determine and provide Ally Bank with adequate levels and types of officers and staff, systems, training and other resources for compliance with the oversight and risk management requirements of this Order.

Approval, Implementation, and Progress Reports

19.   (a) GMAC Mortgage, Ally Financial, and ResCap, as applicable, shall submit written plans, programs, policies, procedures, and engagement letters that are acceptable to the Reserve Bank within the applicable time periods set forth in paragraphs2, 3(c), 4, 5, 6, 7, 8, 9, 10, 11, 13, 14, 15, 16, and 17 of this Order. Independent consultants acceptable to the Reserve Bank shall be retained by GMAC Mortgage within the applicable periods set forth in paragraphs 3(a) and 12 of this Order.

       (b)   Within 10 days of approval by the Reserve Bank, GMAC Mortgage, AllyFinancial, and ResCap, as applicable, shall adopt the approved plans, programs, policies,

and procedures. Upon adoption, GMAC Mortgage, Ally Financial, and ResCap, as applicable, shall implement the approved plans, programs, policies, and procedures, and thereafter fully comply with them.

       (c)   During the term of this Order, the approved plans, programs, policies, procedures, and engagement letters shall not be amended or rescinded without the prior written approval of the Reserve Bank.

       (d)   During the term of this Order, GMAC Mortgage, Ally Financial, and ResCap, as applicable, shall revise the approved plans, programs, policies, and procedures as necessary to incorporate new or changes to the Legal Requirements and supervisory guidance of the Board of Governors. The revised plans, programs, policies, and procedures shall be submitted to the Reserve Bank for approval at the same time as the progress reports described in paragraph 21 of this Order.

20.   (a)   Ally Bank shall submit a written program that is acceptable to the FDIC within the applicable time period set forth in paragraph 18 of this Order.

       (b)   Within 10 days of approval by FDIC, Ally Bank shall adopt the approved program. Upon adoption, Ally Bank shall implement the approved program, and thereafter fully comply with it.

       (c)   During the term of this Order, the approved program shall not be amended or rescinded without the prior written approval of the FDIC.

       (d)   During the term of this Order, Ally Bank shall revise the approved programs necessary to incorporate new or changes to the Legal Requirements and supervisory guidance of the FDIC. The revised plan shall be submitted to the FDIC for approval at the same time as the progress reports described in paragraph 23 of this Order.

21.   Within 30 days after the end of each calendar quarter following the date of this Order, Ally Financial’s and ResCap’s boards of directors shall jointly submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Order and the results thereof. The Reserve Bank may, in writing, discontinue the requirement for progress reports or modify the reporting schedule.

22.   Within 15 months after the date of his Order, Ally Financial, ResCap and GMAC Mortgage shall submit a validation report prepared by an independent third-party consultant with respect to compliance with the Order during the first year after the Order becomes effective. The independent third-party consultant shall be acceptable to the Reserve Bank, and shall be engaged not more than nine months after the effective date of this Order. The engagement letter retaining the independent third-party consultant shall be subject to the Reserve Bank’s approval.  At a minimum the validation report shall include the results of a testing program acceptable to the Reserve Bank that, among other things, will evaluate the effectiveness of the various programs, policies and procedures implemented as a result of this Order.

23.   Within 30 days after the end of each calendar quarter following the date of this Order, Ally Bank’s board of directors shall submit to the FDIC written progress reports detailing the form and manner of all actions taken to secure compliance with paragraph 18 of this Order and the results thereof. The FDIC may, in writing, discontinue the requirement for progress reports or modify the reporting schedule.

Notices

24	.	All communications regarding this Order shall be sent to:

		(a)	Mr. James W. Nelson
Senior Vice President
Supervision and Regulation Department
Federal Reserve Bank of Chicago
230 South LaSalle Street
Chicago, Illinois 60604-1413

		(b)	Regional Director
Federal Deposit Insurance Corporation
New York Regional Office
350 Fifth Avenue
New York, NY 10118- 0110

		(c)	Ms. Barbara A. Yastine
Chief Administrative Officer
Ally Financial Inc.
1177 Avenue of the Americas
New York, New York 10036

with copies to:

Mr. Daniel Soto
Chief Compliance Officer
Ally Financial Inc.
440 South Church Street
Charlotte, NC 28202

William B. Solomon, Jr., Esq.
General Counsel
Ally Financial Inc.
200 Renaissance Center
9th Floor
Detroit, MI 48265

		(d)	Mr. Thomas F. Marano
Chairman & Chief Executive Officer -ResCap
Residential Capital, LLC
1177 Avenue of the Americas
New York, NY 10036

with copies to:

Mr. Daniel Soto
Chief Compliance Officer
Ally Financial Inc.
440 South Church Street
Charlotte, NC 28202

Tammy P. Hamzehpour, Esq.
General Counsel -ResCap
1100 Virginia Drive
Fort Washington, PA 19034

(e)	GMAC Mortgage, Inc.
c/o Mr. Thomas F. Marano
Chairman & Chief Executive Officer -ResCap
Residential Capital, LLC
1177 Avenue of the Americas
New York, NY 10036

with copies to:

Mr. Daniel Soto
Chief Compliance Officer
Ally Financial Inc.
440 South Church Street
Charlotte, NC 28202

Tammy P. Hamzehpour, Esq.
General Counsel -ResCap
1100 Virginia Drive
Fort Washington, PA 19034

(f)	Ms. Barbara A. Yastine
Chair
Ally Bank
1177 Avenue of the Americas
New York, NY 10036

with copies to:

Mr. Daniel Soto
Chief Compliance Officer
Ally Financial Inc.
440 South Church Street
Charlotte, NC 28202

Hu Benton, Esq.
Ally Bank
5425 Wisconsin Avenue, Suite 600
Bethesda, MD 20815

Miscellaneous

25.   The provisions of this Order shall be binding on Ally Financial, Ally Bank, ResCap, GMAC Mortgage and each of their institution-affiliated parties in their capacities as such, and their successors and assigns.

26   Each provision of this Order shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank or the FDIC, as applicable.

27.   Notwithstanding any provision of this Order, the Reserve Bank may, in its sole discretion, grant written extensions of time to Ally Financial, ResCap and GMAC Mortgage to comply with any provision of this Order, and the FDIC may in its sole discretion, grant written extensions of time to Ally Bank to comply with provisions 18 and 23 of this Order.

28.   If Ally Financial, ResCap or GMAC Mortgage believes that compliance with any provision of paragraphs 5, 6, 8, or 9 of this Order would not be legally permissible or would require it to breach any existing contractual obligation to an investor, Ally Financial, ResCap or GMAC Mortgage, as applicable, may make a written submission to the Board of Governors and the Reserve Bank. The written submission shall include the following: (1) specific identification of the legal requirement or contractual or obligation that would be breached, and the likely consequences of any such breach; (2) a complete description of all good faith efforts undertaken to secure a modification of the contractual obligation or a waiver of its applicability in order to avoid any conflict between the requirements of this Order and the contractual obligation; and (3) any alternative approaches to satisfying the intent of the provision of the Order involved that would not cause a breach of the legal requirement or contractual obligation. Any such submission shall include a detailed opinion of experienced counsel with respect to the asserted conflict between compliance with this Order and the legal requirement or contractual obligation, a copy of the contract involved, and such other information as is necessary to evaluate the submission. A submission pursuant to this paragraph shall be made no later than 30 days before the deadline for submitting an otherwise acceptable plan, policies and procedures, or program with respect to the applicable paragraph. Such a submission in no way relieves Ally Financial, ResCap, and GMAC Mortgage from fully complying with this Order , including the applicable paragraph. Following review of the submission, the Board of Governors, in its discretion, pursuant to authority delegated to the Director of the Division of Banking Supervision and Regulation, and the General Counsel, may modify this Order or may require that Ally Financial, ResCap or GMAC Mortgage, as applicable, comply with this Order.

29.   The provisions of this Order shall not bar, estop, or otherwise prevent the Board of Governors, the FDIC, the Reserve Bank, or any other federal or state agency from taking any further or other action affecting Ally Financial, Ally Bank, ResCap, GMAC Mortgage, or any of their current or former institution-affiliated parties or their successors or assigns.

30.   Nothing in this Order, express or implied, shall give to any person or entity, other than the parties hereto, and their successors hereunder, any benefit or any legal or equitable right, remedy, or claim under this Order.

By Order of the Board of Governors effective this 13th day of April, 2011.

By Order of the Federal Deposit Insurance Corporation effective this 13th day of April, 2011.

ALLY FINANCIAL INC.		BOARD OF GOVERNORS OF THE
FEDERAL RESERVE SYSTEM

By:	/s/ Michael A. Carpenter	By:	/s/ Jennifer J. Johnson

ALLY BANK		FEDERAL DEPOSIT INSURANCE
CORPORATION

By:	/s/ Mark B. Hales	By:	/s/ Daniel E. Frye

RESIDENTIAL CAPITAL, LLC

By:	/s/ Thomas F. Marano

GMAC MORTGAGE, LLC

By:	/s/ Steven M. Abreu